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                   SEVENTH AMENDMENT TO OFFICE BUILDING LEASE

         This Seventh (7th) Amendment to Office Building Lease ("Amendment") is dated for reference purposes only November 15, 1999, by and between World Outreach Church, Inc. a Florida Corporation ("Lessor"), and Smith Micro Software, Inc. a Delaware Corporation ("Lessee").


                                    RECITALS

A. This Amendment is made with reference to that certain Office Building Lease (the "Lease") dated June 10, 1992, by and between Developers Venture Capital Corporation (original landlord under the lease and lessors predecessor in interest), as landlord, and lessee, as tenant. Pursuant to the lease, Lessee leased certain premises (the "original lease premises") consisting of approximately 10,933 square feet of rentable area on the first and second floor of the building (as described and defined in the Lease).


B. In addition to the original leased premises as described in the Lease, Lessee has occupied an additional approximate 21,784 square feet rentable area of the building for a total of 32,717 square feet rentable area.


C. Lessee now desires to surrender part of the lease premises and all rights to the possession of approximately 4,191 square feet rentable area, as shown by the diagonal lines in Exhibit "A" (the "surrendered premises") attached hereto and fully incorporated herein by referenced the same as if fully set forth verbatim.


D. Lessor desires to accept Lessee's partial surrender and to release Lessee from its obligation for this surrendered premises surrendered under this Lease.


E. For the purpose of the rent calculation, the Lessor and Lessee agree that the total amount of rentable square footage following the surrender shall be 28,526 rentable square feet.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Lessor and Lessee agree as follows:


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1. Surrender of Surrendered Premises. Lessee agrees to surrender these surrendered premises in originally good condition, the same as when possession was taken by Lessee, and broom cleaned, on October 1, 1999, (the "surrender date"). Subject to the terms of this Agreement, Lessor agrees to accept Lessee's surrender of the surrendered premises, effective upon the surrender date.

2. Modification of Lease. The Lease is hereby modified and amended, hereby to reduce the size of the premises, as defined in Section 2(l) of the lease and described in Exhibit "A" to the Lease, by 4,191 square feet as shown with the diagonal lines in attached Exhibit "A" to this Amendment, the same being referenced as if fully set forth verbatim. Rent due and owing under the lease shall be payable according to the rent schedule set forth in Exhibit "B."

3. Partial Termination. Accept as and to unpaid rent and cost, and obligations here under, Lessor and Lessee hereby terminate the Lease as into the surrendered premises effective upon the surrender date and discharge each other from all obligations related to the surrendered premises.

4. Incorporation of Lease. Each and every term and condition of the Lease and any and all amendments thereto are hereby reaffirmed and acknowledged by Lessee and hereby incorporated herein by this reference.

5. No Waiver. Notwithstanding Section 2, this Agreement shall not be deemed a waiver of any of Lessor's rights or remedies for any breach or default occurring prior to the surrender date. Lessor shall be entitled to collect all back rents due under the Lease prior to the surrender of surrendered premises through the effective date of aforementioned.

6. Conditions of Premises. Lessee shall surrender the surrendered premises in as good condition as when Lessee took possession pursuant to Section 18 of the Lease.

7. Entire Agreement. This instrument and its exhibits constitute the entire Agreement between the parties regarding the leasehold surrender. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement shall be of no force or effect unless it is in writing signed by the Lessor and Lessee.

8. Attorneys Fees. If any arbitration, litigation, action suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such parties attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters



SEVENTH AMENDMENT TO OFFICE BUILDING LEASE - PAGE 2

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involved, including those related to any appeal or enforcement of any judgment, calculated on the basis of the usual fee charged by the attorneys performing such services, and will not be limited to "reasonable attorneys fees" as defined by any statute or rule of court.

9. Binding Effect. This shall be binding on and inure to the benefit of the parties to this Agreement and the heirs, personal representatives, successors, and assigns.


         EXECUTED as of November 15, 1999.




LESSOR:  WORLD OUTREACH CHURCH, INC.



BY: /s/   PETER C. IRELAND
    --------------------------------
PRINTED NAME: PETER C. IRELAND
TITLE: CHIEF FINANCIAL OFFICER





LESSEE:  SMITH MICRO SOFTWARE, INC.



BY: /s/   MARK NELSON
    --------------------------------
PRINTED NAME: MARK NELSON
TITLE: CHIEF FINANCIAL OFFICER



SEVENTH AMENDMENT TO OFFICE BUILDING LEASE - PAGE 3
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                                  EXHIBIT "A"


                             DIAGRAM OF FIRST FLOOR

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                                  EXHIBIT "B"


RENTAL SCHEDULE                              MONTHLY RENT
---------------                              ------------

4/1/1999 - 3/31/2000                         $39,077.77

4/1/2000 - 3/31/2001                         $40,245.43

4/1/2001 - 3/31/2002                         $41,457.78

4/1/2002 - 3/31/2003                         $42,693.91